Exhibit 10.1

EXECUTION COPY

MASTER AGREEMENT

THIS MASTER AGREEMENT (this “Agreement”) is dated as of September 3, 2013, by and among PANACELA LABS, INC., a Delaware corporation (the “Company”), CLEVELAND BIOLABS, INC., a Delaware corporation (“CBLI”), and OPEN JOINT STOCK COMPANY “RUSNANO”, an open joint stock company organized under the laws of the Russian Federation (“Rusnano”; and collectively with the Company and CBLI, the “Parties” and each a “Party”).

RECITALS

WHEREAS, Rusnano and CBLI have each made certain equity investments in the Company, and as a result of such investments, the majority of the Company’s issued and outstanding capital stock is currently owned by Rusnano and CBLI;

WHEREAS, the Company desires to raise additional capital and Rusnano desires to extend a convertible loan to the Company (as described in this Agreement and in the other agreements and documents contemplated hereby, the “Financing”) and the Company and the other Parties hereto expect to derive substantial direct and indirect benefit from the Financing; and

WHEREAS, all of the Parties hereto desire to confirm their agreement to consummate the Financing on the terms and subject to the conditions set forth herein, and to set forth the various agreements and actions to be taken by the Parties in order to accomplish the same.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, agreements and the mutual covenants herein contained and upon the terms and conditions hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be mutually bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1           As used in this Agreement, the following terms shall have the meanings ascribed thereto:

(a) “Amended Escrow Agreement” means that certain Escrow Agreement by and among JPMorgan Chase Bank, National Association, the Company and Rusnano, as amended by the First Amendment to Escrow Agreement, dated as of November, 2011, and as further amended by the Second Amendment to Escrow Agreement, substantially in the form attached hereto as Exhibit A.

(b) “Amended Investment Agreement” means that certain Investment Agreement by and among the Company, CBLI and Rusnano, as amended by Amendment No. 1 thereto, substantially in the form attached hereto as Exhibit B.

(c) “Amended and Restated Charter” means that certain Amended and Restated Certificate of Incorporation of the Company and substantially in the form attached hereto as Exhibit C.

(d) “Amended Stockholders Agreement” means that certain Stockholders and Investor Rights Agreement of the Company by and among the Company, CBLI and Rusnano, as amended by Amendment No. 1 thereto, substantially in the form attached hereto as Exhibit D.

(e) “Business Day” means a day (other than a Saturday or Sunday) on which banks are generally open for business in Moscow, the Russian Federation, and New York, New York, the United States of America.

(f)  “Closing” has the meaning set forth in Section 3.2.

(g)  “Closing Date” has the meaning set forth in Section 3.2.

(h)  “Common Stock” has the meaning set forth in Section 4.1(b).

(i)  “Delaware SOS” has the meaning set forth in Section 5.1(b).

(j)  “Escrow Agent” means JPMorgan Chase Bank, National Association.

(k) “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(l) “Intercompany Loan Agreement” means that certain Loan Agreement between the Company and the Russian Subsidiary dated as of the date herewith and substantially in the form of Exhibit E hereto.

(m) “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(n)  “Loan” has the meaning set forth in Section 2.1.

(o) “Loan Agreement” means that certain Convertible Loan Agreement dated as of even date herewith entered into between the Company and Rusnano and substantially in the form attached hereto as Exhibit F.

(p)  “Minpromtorg” means the Ministry of Trade and Industry of the Russian Federation.

(q)  “Preferred Stock” has the meaning set forth in Section 4.1(b).

(r) “Russian Subsidiary” means Limited Liability Company “Panacela Labs”, a limited liability company formed under the laws of the Russian Federation.

(s)  “Shares” has the meaning set forth in Section 4.1(b).

(t) “Transaction Agreements” means, collectively, (i) this Agreement, (ii) the Amended Stockholders Agreement; (iii) the Amended Investment Agreement; (iv) the Loan Agreement; (v) the Warrant; (vi) the Amended Escrow Agreement; (vii) the Intercompany Loan Agreement and (viii) any other document, certificate or instrument deemed necessary or appropriate by the Parties in order to consummate the transactions contemplated hereunder.

(u) “Warrant” means that certain form of “CLEVELAND BIOLABS, INC. WARRANT TO PURCHASE COMMON STOCK” made by CBLI in favor of Rusnano and substantially in the form attached hereto as Exhibit G.

ARTICLE II

CONVERTIBLE LOAN FROM RUSNANO TO THE COMPANY

2.1 Loan. Subject to the terms and conditions of the Loan Agreement, at the Closing, Rusnano shall extend a convertible loan to the Company in the principal amount of One Million Five Hundred Thirty Thousand United States Dollars (US$1,530,000) (the “Loan”), pursuant to the Loan Agreement.

2.2 Use of Loan Proceeds. On or immediately after the Closing, (i) the Company shall transfer or cause the Escrow Agent to transfer in accordance with the terms of the Amended Escrow Agreement an amount equal to eighty-percent (80%) of the Loan proceeds to the Russian Entity in the form of a loan by the Company pursuant to the Intercompany Loan Agreement and (ii) an amount equal to twenty-percent (20%) of the Loan proceeds shall be retained in the Additional Term Account (as defined in the Amended Escrow Agreement) to be held by the Escrow Agent pursuant to the terms and conditions of the Amended Escrow Agreement.

2.3 Warrant. As a condition of Rusnano to the extension of the Loan to the Company, CBLI shall issue the Warrant to Rusnano, substantially the form attached hereto as Exhibit G.

ARTICLE III

CLOSING

3.1. Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated hereby and the provision by Rusnano of the Loan shall take place at a closing (the “Closing”) to be held at the offices of Riker Danzig Scherer Hyland Perretti LLP, 500 Fifth Avenue, 49th Floor, New York, New York 10110, or at such other location as may be agreed by the Parties in writing, no later than seven Business Days after the last of the conditions to Closing set forth in Article V have been satisfied or waived (the day on which the Closing takes place, the

“Closing Date”), or on such other date mutually agreed between the Parties.

3.2. Transfer of Loan Amount. On the Closing Date, Rusnano shall initiate the transfer of 100% of the Loan proceeds to the Additional Term Account to be held and transferred by the Escrow Agent pursuant to the terms and conditions hereof and of the Amended Escrow Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each of the Parties hereby severally represents and warrants to the other Parties, as of the date of this Agreement, as follows:

4.1  Representations and Warranties of the Company.

(a) Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Company has full corporate power and authority to enter into this Agreement and the other Transaction Agreements to which the Company is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and any other Transaction Agreement to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by CBLI and Rusnano), this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. When each other Transaction Agreement to which the Company is or will be a party has been duly executed and delivered by the Company (assuming due authorization, execution and delivery by each other party thereto), such Transaction Agreement will constitute a legal and binding obligation of the Company enforceable against it in accordance with its terms.

(b) Capitalization. As of the date of this agreement, the authorized capital stock of the Company consists of (i) 137,420 shares of Common Stock, par value $0.001 per share (“Common Stock”) and (ii) 102,580 shares of Series A Preferred Stock, par value $0.001 per share (“Preferred Stock”; and together with the Common Stock, the “Shares”). Schedule I attached hereto sets forth all Shares that are issued and outstanding on the date of this Agreement. All of the issued and outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable Laws. As of the date of this Agreement, except for the conversion rights associated with the Loan, and except for the warrants issued by the Company to Rusnano and CBLI as contemplated by that certain Investment Agreement of the Company, dated as of September 27, 2011, by and among the Parties, as may be amended and supplemented to date, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments, either directly or indirectly, for the purchase or acquisition from the Company of any interests or any security convertible into or exercisable for its Shares, and the Company is not obligated to issue or sell any of its Shares and, except for that certain existing Stockholders and Investor Rights Agreement among the Company and its stockholders party thereto, neither the Company nor any of its shareholders is party to, or otherwise bound by, any agreement affecting the voting of the Company’s Shares.

(c) No Conflicts; No Consents. The execution, delivery and performance by the Company of this Agreement and the other Transaction Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not directly or indirectly contravene, conflict with, or result in (with or without notice or lapse of time) a violation or breach of: (i) any provision of the constituent documents of the Company; (ii) any resolution adopted by the board of directors or the shareholders of the Company; (iii) any provision of any Law or Governmental Authority applicable to the Company; or (iv) any term, condition, or provision of any agreement or other instrument or restriction to which the Company is a party or by which its assets and/or Shares are bound.

(d) Litigation; Compliance with Laws. There is no action, suit, or proceeding at law or in equity or by or before any governmental authority, agency or other instrumentality now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties or rights which, if adversely determined, would materially impair or affect: (i) the Company’s right to carry on its business substantially as now conducted (and as now contemplated); (ii) its financial condition; (iii) its capacity to consummate and perform its obligations under this Agreement. The Company is in compliance with all laws, ordinances, rules, regulations and requirements which affect the Company, its assets or the operation of its business, and is not in violation or in default with respect to any order, writ, injunction, decree or demand of any court or governmental authority.

(e) Payment of Taxes. The Company has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes or assessments have become due, except such that are contested in good faith by the Company by appropriate proceedings and for which adequate reserves have been established. The Company is not aware of any material unasserted claims for prior taxes against it for which adequate reserves have not been established.

(f) No Defaults. The Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein or in any material agreement or instrument to which it is a party or by which it or any of its properties are bound.

4.2  Representations and Warranties of CBLI.

(a) Organization and Authority; Due Execution; Enforceability. CBLI is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. CBLI has full corporate power and authority to enter into this Agreement and the other Transaction Agreements to which CBLI is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by CBLI of this Agreement and any other Transaction Agreement to which CBLI is a party, the performance by CBLI of its obligations hereunder and thereunder and the consummation by CBLI of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of CBLI. This Agreement has been duly executed and delivered by CBLI, and (assuming due authorization, execution and delivery by the Company and Rusnano), this Agreement constitutes a legal, valid and binding obligation of CBLI enforceable against CBLI in accordance with its terms. When each other Transaction Agreement to which CBLI is or will be a party has been duly executed and delivered by CBLI (assuming due authorization, execution and delivery by each other party thereto), such Transaction Agreement will constitute a legal and binding obligation of CBLI enforceable against it in accordance with its terms.

(b) No Conflicts; No Consents. The execution, delivery and performance by CBLI of this Agreement and the other Transaction Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not directly or indirectly contravene, conflict with, or result in (with or without notice or lapse of time) a violation or breach of: (i) any provision of the constituent documents of CBLI; (ii) any resolution adopted by the board of directors or the shareholders of CBLI; (iii) any provision of any Law or Governmental Authority applicable to CBLI; or (iv) any term, condition, or provision of any material agreement or other material instrument or material restriction to which CBLI is a party or by which its assets are bound.

4.3  Representations and Warranties of Rusnano.

(a) Due Execution; Enforceability. Rusnano has all requisite corporate power and authority to execute and deliver the Agreement and the other Transaction Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Rusnano of this Agreement and the other Transaction Agreements, the performance by Rusnano of its obligations hereunder and thereunder and the consummation of all transactions contemplated hereby and thereby have been duly and validly authorized by all corporate actions of Rusnano necessary to authorize or to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by Rusnano and constitutes a valid and binding agreement of Rusnano, enforceable against it in accordance with its terms. When each other Transaction Agreement to which Rusnano is or will be a party has been duly executed and delivered by Rusnano (assuming due authorization, execution and delivery by each other party thereto), such Transaction Agreement will constitute a legal and binding obligation of Rusnano enforceable against it in accordance with its terms.

(b) No Conflicts; No Consents. The execution, delivery and performance by Rusnano of this Agreement and the other Transaction Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not directly or indirectly contravene, conflict with, or result in (with or without notice or lapse of time) a violation or breach of: (i) any provision of the constituent documents of Rusnano; (ii) any resolution adopted by the board of directors or the shareholders of Rusnano; (iii) any provision of any Law or Governmental Authority applicable to Rusnano; or (iv) any term, condition, or provision of any agreement or other instrument or restriction to which Rusnano is a party or by which its assets are bound.

ARTICLE V

CONDITIONS TO CLOSING

5.1 Conditions to Obligations of Rusnano. The obligations of Rusnano to consummate the transactions contemplated by this Agreement, including the obligation to initiate the transfer of the Loan proceeds, shall be subject to the fulfillment or Rusnano’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of the Company and CBLI contained in Article IV of this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date;

(b) The Amended and Restated Charter shall have been filed with the Delaware Secretary  of State, Division of Corporations (“Delaware SOS”); and

(c) The Transaction Agreements, including this Agreement, shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Rusnano.

5.2 Conditions  to  Obligations  of  Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Company’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of CBLI and Rusnano contained in Sections 4.2 and 4.3, respectively, of this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date;

(b) The wire of the Loan proceeds by transfer of immediately available funds to the Additional Term Account shall have been initiated; and

(c) The Transaction Agreements, including this Agreement, shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to the Company.

5.3 Conditions to Obligations of CBLI. The obligations of CBLI to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or CBLI’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of the Company and Rusnano contained in Sections 4.1 and 4.3 of this Agreement, respectively, shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date;

(b)  The Amended and Restated Charter shall have been filed with the Delaware SOS; and

(c) The Transaction Agreements, including this Agreement, shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to CBLI.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Further Assurances. At any time on or after the Closing, each Party hereto shall (1) execute and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer reasonably requested by another Party to carry out the purposes of this Agreement and the other Transaction Agreements; and (2) cooperate with the other Parties as such Parties may reasonably request, so that the Parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all Governmental Authorities and other persons or entities the consent or approval of which, or a license or permit from which, is required for the consummation of the transactions contemplated herein, and (ii) provide to each other Party such information as the other Parties may reasonably request in order to enable it to prepare such filings and to conduct such negotiations. The Parties hereto also agree to use their best efforts to expedite the review process and to obtain all such necessary consents, approvals, licenses and permits as promptly as practicable. To the extent permitted by applicable Law, the Parties shall request that each Governmental Authority or other person or entity whose review, consent or approval is requested treat as confidential all information that is submitted to it. In addition to the foregoing, without duplication, each Party shall cooperate to perform such acts and execute all such supplemental loan agreements, warrant agreements and other documents as may be reasonably requested by Rusnano to process any exercise and conversion in accordance with Russian law, regulations and practices.

6.2  Expenses.

(a) The Company shall reimburse Rusnano for all expenses Rusnano incurred in connection with the preparation and negotiation of the Transaction Agreements in the aggregate amount of Fifteen Thousand United States Dollars (US$15,000). In addition, the Russian VAT shall be paid by Rusnano, if applicable.

(b) The Company shall reimburse CBLI for all expenses CBLI incurred in connection with the preparation and negotiation of the Transaction Agreements in the aggregate amount of Fifteen Thousand United States Dollars (US$15,000) no later than two Business Days following the Closing Date. Payment of such amount shall be made by wire transfer of immediately available funds to an account of CBLI set forth on Schedule II to this Agreement.  Promptly following such transfer, the Company shall send written evidence of the completed wire transfer to CBLI and Rusnano.

(c) Except as expressly provided in Sections 6.2(a) and (b) above, each Party hereto will bear its respective direct and indirect expenses incurred in connection with the preparation and negotiation of this Agreement, the other Transaction Agreements and the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements, including all fees and expenses of its advisors and representatives.

6.3 Confidentiality;  Public  Announcements. Whether or not the transactions contemplated herein shall be concluded, from and after the date of this Agreement, the Parties hereto shall keep confidential the existence, and the terms and conditions, of this Agreement, the other Transaction Agreements and all information obtained by a Party about the other Parties hereto, and they will not (and each Party will not permit or authorize, as applicable, any of such Party’s, or its respective subsidiaries’, shareholders, members, partners, directors, officers, managers, employees, agents, attorneys, investment bankers and commercial bankers or any other professional consultants to), make any disclosure, press release or public announcement of any kind with respect to this Agreement and the other Transaction Agreements and the transactions contemplated hereby; except that, any such information may be disclosed (i) to such Party’s shareholders, officers, directors, managers, employees, agents, attorneys, investment bankers and commercial bankers or any other professional consultants on a need to know basis, provided, that such persons are advised of and agree to abide by the terms of this Section 6.3; and (ii) in order to comply with (x) any applicable Law, (y) any rule or regulation of any Governmental Authority (including without limitation, the U.S. Securities and Exchange Commission) and/or of any stock exchange, or (z) any subpoena or other legal process to make information available to the Parties entitled thereto. Each Party shall maintain confidentiality of the above information to the same degree as such Party maintains its own confidential information and shall be maintained until such time, if any, as any such data or information either is, or becomes, published or a matter of public knowledge.

ARTICLE VIII

MISCELLANEOUS

7.1 Waivers, Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party hereto, upon any breach or default of any Party under this Agreement, shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party hereto of any breach or default under this Agreement or any other Transaction Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement and of any other Transaction Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other provision or condition of this Agreement or any other Transaction Agreement. All remedies, either under this Agreement or by Law or otherwise afforded to any Party, shall be cumulative and not alternative.

7.2 Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of the respective Parties hereto shall bind and inure to the benefit of their respective successors and assigns.

7.3 Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier to, (b) five (5) days after being deposited in any United States Post Office enclosed in a postage prepaid and registered or certified envelope addressed to or (c) when successfully transmitted by fax or e-mail (with a confirming copy of such communication to be sent as provided in clauses (a) or (b) above) to, the Party for whom intended, at the address, fax number or e-mail address for such Party set forth below (or at such other address, fax number or e- mail address for a party as shall be specified by like notice, provided, however, that any notice of change of address, fax number or e-mail address shall be effective only upon receipt):

If to the Company, to it at:

Panacela Labs, Inc.
73 High Street
Buffalo, New York USA 14203 Attention: Chairman
Facsimile: +1-716-849-6820
Email: MFonstein@panacelalabs.com

With copy (which shall not constitute notice) to:

Riker Danzig Scherer Hyland Perretti LLP
500 Fifth Avenue, 49th Floor
New York, New York 10110
Attention: Natasha Ziabkina
Facsimile: +1-212-302-6628
Email: Nziabkina@riker.com

If to CBLI, to it at:

Cleveland BioLabs, Inc.
73 High Street
Buffalo, New York USA 14203
Attention: Chief Executive Officer
Facsimile: +1-716-849-6820
Email: YKogan@cbiolabs.com

With copy (which shall not constitute notice) to:

Cooley LLP
500 Boylston Street
Boston, Massachusetts 02116
Attention: Marc Recht
Facsimile: +1-617-937-2400
Email: mrecht@cooley.com

If to Rusnano, to it at:

OJSC “RUSNANO”
10A Prospect 60-Letiya Oktyabrya
Moscow 117036
Attention: Leysan Shaydullina, Investment Director
Facsimile: +7 495-988-5399
Email: Leysan.Shaydullina@rusnano.com

With copy (which shall not constitute notice) to:

Dentons
620 Fifth Avenue
New York, New York 10020
Attention: Kristina Beirne
Facsimile: +1 212-768-6800
Email: kristina.beirne@dentons.com

7.4 Governing Law; Jurisdiction. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York and the United States of America, without regard to conflicts of law principles of New York or any other jurisdiction that would require the application of the law of any other jurisdiction. Each of the Parties hereto irrevocably and unconditionally waives, to the fullest extent they may legally and effectively do so, any objection that they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. This Section 7.4 shall survive the expiration or earlier termination of this Agreement.

7.5 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or construction of any of the terms hereof. Unless otherwise specified, any reference in this Agreement to a particular section, clause or other subdivision, or a particular schedule or exhibit, shall be considered a reference to that section, clause or other subdivision of, or to that schedule or exhibit to, this Agreement.

7.6 Entire Agreement. This Agreement, together with the Transaction Agreements referred to herein, embody the entire agreement among the Parties in relation to its subject matter, and supersedes in their entirety all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written among the Parties, relating to such subject matter.

7.7 Severability. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, all such provisions shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intent of the Parties hereto to the extent permissible under law.

7.8 Waivers and Amendments. This Agreement may be amended or modified in whole or in part only by a writing that makes reference to this Agreement executed by the Parties. The obligations of any Party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Party claimed to have given the waiver; provided, however, that any waiver by any Party of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein.

7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and fax or electronic copy of a signature shall be deemed to be an original for all purposes; provided that an original of such fax or electronic signature shall be delivered within five (5) days thereof.

7.10 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

7.11 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

7.12 Interpretation. Each Party has been represented by independent counsel of its choosing with respect to the preparation and execution of this Agreement, the Transaction Agreements and any other agreements and documents contemplated hereby or thereby, and the advice regarding such Party’s rights and obligations hereunder and thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

7.13 Banking Details of the Parties. The bank account information of the parties is set forth on Schedule II to this Agreement.

[Signatures follow]

IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first written above.

PANACELA LABS, INC.

By:	/s/ Michael Fonstein
	Name:	Michael Fonstein, Ph.D.
	Title:	Executive Chairman of the Board

CLEVELAND BIOLABS, INC.

By:	/s/ Yakov Kogan
	Name:	Yakov Kogan, Ph.D., MBA
	Title:	Chief Executive Officer

OPEN JOINT STOCK COMPANY “RUSNANO”

By:	/s/ Yurii Udaltsov
	Name:	Yurii Udaltsov
	Title:	Deputy Chairman of the Management Board